Exhibit 10.1

CONSENT SOLICITATION SUPPORT AGREEMENT

CONSENT SOLICITATION SUPPORT AGREEMENT, dated as of April 13, 2015, by and among Pernix Therapeutics Holdings, Inc. a Maryland corporation (the “Company”), and (i) each of the undersigned beneficial owners of (or investment managers or advisors for accounts or funds that beneficially own) Notes (as defined below), and (ii) each other beneficial owner of (or investment manager or advisor for accounts or funds that beneficially own) Notes that executes a counterpart signature page to this Agreement after the date of this Agreement as provided herein (together with their applicable transferees, successors and assigns, each a “Noteholder” and, collectively, the “Noteholders”).

WHEREAS, the Company has issued and outstanding $220 million aggregate principal amount of its 12.00% Senior Secured Notes due August 1, 2020 (the “Notes”) issued under that certain Indenture (the “Indenture”), dated as of August 19, 2014, by and among the Company, certain subsidiaries of the Company parties thereto, as guarantors (the “Guarantors”), and U.S. Bank, National Association, as Trustee (the “Trustee”);

WHEREAS, in the Consent Solicitation (as defined below) the Company intends to solicit consents from the holders of the outstanding Notes to adopt the Proposed Amendments (as defined below) to the Indenture to modify certain provisions of the Indenture that may be amended by the written consent of holders of a majority in aggregate principal amount of the Notes (these proposed amendments to the Indenture, together with the agreements giving effect to such amendments, the “Proposed Amendments”) in exchange for a consent fee payable in cash and equal to 1% of the principal amount of Notes in respect of which consent to the Proposed Amendments is granted, payable to the extent provided herein;

WHEREAS, the Company and the Noteholders have engaged in good faith negotiations with the objective of consummating the Consent Solicitation and related transactions, including the approval of the Proposed Amendments substantially in the form set forth in Exhibit A hereto, as the foregoing may be amended in accordance with the terms hereof; and

WHEREAS, the Company and the Noteholders desire that the Company conduct the Consent Solicitation as soon as reasonably practicable.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties signatory to this Agreement hereby agrees as follows:

1. Definitions.  The following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Consent Solicitation Support Agreement, including the Schedule and Exhibits hereto.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for business.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Consent Documents” means this Agreement and any other documents to be executed and delivered in connection with the consummation of the Consent Solicitation.

“Consenting Notes” means the principal amount of Notes held by each Noteholder as set forth on Schedule A hereto and in respect of which each Noteholder has agreed to consent to the Proposed Amendments in the Consent Solicitation in accordance with this Agreement and the Consent Solicitation Statement.

“Consent Solicitation” means the solicitation of consents to consent to the Proposed Amendments, which, if consented to, will be reflected in the Supplemental Indenture.

“Consent Solicitation Statement” means any disclosure document delivered to the holders of the Notes in connection with the Consent Solicitation Statement, including any amendments or supplements thereto

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor to such statute, and the rules and regulations of the Commission issued under the Exchange Act, as they each may, from time to time, be amended and in effect.

“Person” means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, governmental unit or other entity.

“Proposed Amendments” means those proposed amendments to the Indenture set forth on Exhibit A hereto, together with the Supplemental Indenture and any other agreements giving effect to such amendments.

“Required Noteholders” means holders of at least a majority of the aggregate principal amount of the Notes then outstanding.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Supplemental Indenture” means a supplemental indenture, by and among the Company, the Guarantors and the Trustee, which will supplement and amend the Indenture to reflect the Proposed Amendments.

“Transfer” means to, directly or indirectly, (i) sell, assign or transfer, (ii) pledge, encumber, create any participation or grant any proxy or option, in each case such as would prevent, preclude, hinder or delay the ability of the Person engaging in such Transfer from fulfilling any of such Person’s obligations under this Agreement, including, without limitation, Section 3 hereof, or (iii) enter into any agreement, commitment or other arrangement to do any of the foregoing.  Notwithstanding the foregoing, the parties acknowledge that certain Noteholders may hold the Consenting Notes in margin accounts and may continue to so hold the Consenting Notes; provided that in no event shall this affect such Noteholders obligations under the terms of this Agreement.

“Transaction Documents” means the Consent Documents and the Proposed Amendments.

2. Agreements of the Company.

(a) Subject to the terms and conditions of this Agreement, the Company agrees as follows:

(i) Commencement of Consent Solicitation:  The Company shall commence the Consent Solicitation within three Business Days of the date hereof, pursuant to which the Company will solicit consents from the holders of the outstanding Notes to adopt the Proposed Amendments in exchange for a consent fee payable in cash and equal to 1% of the principal amount of Notes in respect of which consent to the Proposed Amendments is granted within two Business Days after the expiration of the Consent Solicitation (the “Consent Consideration”), provided that the Consent Consideration shall only be payable if the Required Noteholders consent to the Proposed Amendments and the Company, the Guarantors and the Trustee enter into the Supplemental Indenture to supplement the Indenture to reflect such Proposed Amendments.

(ii) Expiration of the Consent Solicitation:  The Consent Solicitation shall expire on the date that is 15 calendar days from the date of commencement of the Consent Solicitation, provided that the Company may extend such expiration date with the written consent of the Required Noteholders or as required by applicable law or the Depository Trust Company.

(b) Notwithstanding anything to the contrary in this Agreement, to the extent the Company pays any consideration in exchange for any consent in addition to the Consent Consideration in the Consent Solicitation, each Noteholder shall receive such consideration in amount proportional to the principal amount of Consenting Notes to which such Noteholder has given consent hereunder.

3. Agreements of the Noteholders.  Subject to the terms and conditions of this Agreement:

(a) Each Noteholder agrees with the Company, in connection with the consummation of the Consent Solicitation and when solicited, to:

(i) in respect of all of its Consenting Notes, consent to adopt the Proposed Amendments within two Business Days after the commencement of the Consent Solicitation in accordance with the terms of the Consent Solicitation Statement; and

(ii) not withdraw or revoke (or cause not to be withdrawn or revoked) consent to the Proposed Amendments unless and until this Agreement is terminated in accordance with its terms.

(b) Each Noteholder agrees, until (i) this Agreement is terminated in accordance with Section 5(a) hereof or (ii) the Required Noteholders have consented to the Proposed Amendments in accordance with the terms of the Consent Solicitation Statement and the Supplemental Indenture has become effective, not to Transfer any of its Consenting Notes (including beneficial interests therein), in whole or in part, unless the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as the Consenting Notes of a Noteholder hereunder. In the event that any Noteholder Transfers any of the Consenting Notes owned or beneficially held as of the date hereof, as a condition precedent to such Transfer, such Noteholder agrees to cause the transferee to execute and deliver an acknowledgement, in the form attached hereto as Exhibit B, whereby such transferee agrees to be bound by the terms of this Agreement.  Such acknowledgement shall be delivered to the Company immediately following the consummation of such Transfer.  Any Transfer of Consenting Notes to a person not party to this Agreement in violation of this Section 3(b) shall be deemed void.  Notwithstanding the foregoing, any Noteholder may Transfer its Consenting Notes to an Affiliate or another Noteholder so long as (i) such Consenting Notes constitute Additional Notes pursuant to Section 20 hereof and, as a result, become subject to the terms of this Agreement, and (ii) the transferring Noteholder delivers written notice of such Transfer to the Company prior to or within two Business Days following such Transfer.  Notwithstanding the foregoing, the parties acknowledge that certain Noteholders may hold Consenting Notes in margin accounts and may continue to so hold the Consenting Notes; provided that in no event shall this affect such Noteholders’ obligations under the terms of this Agreement.

(c) So long as this Agreement remains in effect, no Noteholder will enter into any voting agreement with any person or entity with respect to any of its Consenting Notes, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of its Consenting Notes, deposit any of its Consenting Notes in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting such Noteholder’s legal power, authority or right to vote its Consenting Notes and agree to any amendments to the terms of the Consent Solicitation or this Agreement.

(d) Subject to the provisions of Section 25, each Noteholder agrees that it will permit public disclosure, including in a press release, in any document filed with the Commission related to the Consent Solicitation and the Consent Solicitation Statement (and any amendment thereto), of this Agreement, including, but not limited to, the commitments contained in this Section 3.

(e) Each Noteholder further agrees, until the earlier of the consummation of the Consent Solicitation or the termination of this Agreement that it and its Affiliates will not directly or indirectly, object to, or otherwise commence or support any proceeding or action to oppose, the Consent Solicitation or the other actions of the Company contemplated by this Agreement and shall not, indirectly or directly, take any action or otherwise commence or support any action or proceeding that would constitute a breach of any of its representations, warranties and agreements set forth herein or would unreasonably delay, postpone, discourage or materially and adversely affect the consummation of the Consent Solicitation.

4. Amendments to the Consent Solicitation.

(a) The Company shall not:

(i) reduce the amount of cash to be paid in the Consent Solicitation per $1,000 principal amount of Notes in respect of which consent is given for the Proposed Amendments or otherwise take or fail to take any action that would reasonably be expected to impede, interfere with, delay, postpone, discourage or materially and adversely affect the timely consummation of the Consent Solicitation; or

(ii) extend the Consent Solicitation except to the extent required by applicable law or the Depository Trust Company, without the prior written consent of the Required Noteholders.

(b) Except as provided in Section 4(a), and to the extent not requiring extension of the Consent Solicitation under applicable law, the Company may waive any of the conditions to the Consent Solicitation.

5. Termination of Agreement.

(a) Notwithstanding anything to the contrary set forth in this Agreement, unless the Required Noteholders have consented to the Proposed Amendments and the Supplemental Indenture has become effective, this Agreement and all of the obligations and undertakings of the parties set forth in this Agreement shall terminate and expire upon the earlier to occur of:

(i) mutual written consent of the Company and each Noteholder; or

(ii) without any action by either the Company or any Noteholder, if the Consent Solicitation shall expire by its terms with or without the Proposed Amendments being adopted or be terminated without the Proposed Amendments being adopted.

(b) Notwithstanding the foregoing or any other provision of this Agreement, neither the termination of this Agreement nor any other circumstance shall relieve a party from liability for the willful breach of its obligations hereunder.

(c) The provisions of this Section 5(c), Sections 9, 13, 14, 15, 16, 17, 22 and 23, and any applicable definition of the capitalized terms used in any of the foregoing sections shall survive any termination of this Agreement.

6. Representations, Warranties and Covenants.

(a) The Company represents and warrants to each Noteholder, and each Noteholder represents and warrants to the Company as follows:

(i) if an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into each Transaction Document to which it is a party and to carry out the transactions contemplated by, and perform its respective obligations under, each Transaction Document to which it is a party;

(ii) the execution, delivery and performance by it of each Transaction Document to which it is a party does not and shall not (A) violate any provision of law, order, rule or regulation applicable to it or any of its Affiliates or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its Affiliates is a party or under its certificate of incorporation, bylaws or other governing instruments;

(iii) the execution, delivery and performance by it of each Transaction Document to which it is a party does not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any Federal, state or other governmental authority or regulatory body, except such filings as may be necessary or required by the Commission;

(iv) each Transaction Document to which it is a party has been duly authorized, executed and delivered and, assuming the due execution and delivery of such Transaction Document by each of the other parties thereto, each such Transaction Document is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally; and

(v) it has been represented by counsel in connection with the Transaction Documents and the transactions contemplated by the Transaction Documents.

(b) Each of the Noteholders further represents and warrants to the Company that:

(i) as of the date of this Agreement, such Noteholder is the beneficial owner of, or the investment adviser or manager for the beneficial owners of, the aggregate principal amount of Consenting Notes set forth opposite such Noteholder’s name on Schedule A hereto, which represents all of the Notes held by such Noteholder, with the requisite power and authority to vote such Consenting Notes, and such Consenting Notes are owned free and clear of any liens, encumbrances, equities or claims, other than those under securities laws or any ordinary course claims, including, without limitation, in connection with pledges in connection with bona fide margin accounts or other loan or financing agreement secured by the Consenting Notes;

(ii) as of the date of this Agreement and through expiration of the Consent Solicitation, such Noteholder has full legal power, authority and right to consent to the Proposed Amendments with respect to its Consenting Notes then held of record or beneficially owned by it, in each case without the consent, approval of, or any other action on the part of, any other person or entity; and such Noteholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of its Consenting Notes, granted to any Person any of its Consenting Notes, deposited any of its Consenting Notes in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting its legal power, authority or right to vote such Consenting Notes on any matter; and

(iii) such Noteholder has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information necessary for such Noteholder to decide to consent to the Proposed Amendments pursuant to the Consent Solicitation.

7. Disclosure of Consent Solicitation.  Contemporaneously with the launch of the Consent Solicitation, the Company shall issue a press release and file a Current Report on Form 8-K describing this Agreement and the Consent Solicitation.

8. Good Faith.  Each of the signatories to this Agreement agrees to cooperate in good faith with each other to facilitate the performance by the parties of their respective obligations hereunder and the purposes of this Agreement.

9. Amendments and Modifications.  Except as otherwise expressly provided in this Agreement, this Agreement shall not be amended, changed, supplemented, waived or otherwise modified or terminated except by instrument in writing signed by each of the parties hereto.

10. No Waiver; Release Upon Consummation of the Consent Solicitation.  Each of the signatories to this Agreement expressly acknowledges and agrees that, except as expressly provided in this Agreement, nothing in this Agreement is intended to, or does, in any manner waive, limit, impair or restrict the ability of any party to this Agreement to protect and preserve all of its rights, remedies and interests, including, without limitation, with respect to its claims against and interests in the Company.

11. Further Assurances.  Each of the signatories to this Agreement hereby further covenants and agrees to use commercially reasonable efforts to execute and deliver all further documents and agreements and take all further action that may be reasonably necessary or desirable in order to enforce and effectively implement the terms and conditions of this Agreement and the Consent Solicitation.

12. Complete Agreement.  The Transaction Documents, including the Schedules, Annexes and Exhibits thereto, constitute the complete agreement between the signatories to this Agreement with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings with respect to the subject matter hereof.  The provisions of the Transaction Documents shall be interpreted in a reasonable manner to effect the intent of the signatories to this Agreement.

13. Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid, (c) transmitted by overnight courier, or (d) transmitted by telecopy, and in each case, if to the Company, at the address set forth below:

Pernix Therapeutics Holdings, Inc.
10 North Park Place, Suite 201
Morristown, New Jersey 07960
Attention:  General Counsel
Facsimile:  (800) 793-2145

with a copy to:

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Facsimile:  (617) 523-1231
Telephone:  (617) 570-1000
Attention:  James P. Barri

if to a Noteholder, to the address set forth on the signature pages to this Agreement.

Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt.

14. Governing Law.  This Agreement, the rights of the parties and all claims, actions, causes of action, suits, litigation, controversies, hearings, charges, complaints or proceedings arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

15. Jurisdiction; Waiver of Jury Trial.  By its execution and delivery of this Agreement, each of the signatories to this Agreement irrevocably and unconditionally agrees that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought exclusively in a federal or state court of competent jurisdiction in the State of New York in the Borough of Manhattan.  By its execution and delivery of this Agreement, each of the signatories to this Agreement irrevocably accepts and submits itself to the jurisdiction of a court of competent jurisdiction in the State of New York, as applicable under the preceding sentence, with respect to any such action, suit or proceeding.  Each of the signatories to this Agreement waives any right it may have, and agrees not to request, trial by jury in any suit, action or proceeding with respect to this Agreement and the transactions contemplated hereby.

16. Consent to Service of Process.  Each of the signatories to this Agreement irrevocably consents to service of process by mail at the address listed with the signature of each such party on the signature pages to this Agreement.  Each of the signatories to this Agreement agrees that its submission to jurisdiction and consent to service of process by mail is made for the express benefit of each of the other signatories to this Agreement.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Specific Performance.  It is understood and agreed by each of the signatories to this Agreement that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance, injunctive, recessionary or other equitable relief as remedy for any such breach, without the requirement to post any bond or security.

18. Headings.  The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

19. Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of the signatories to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives.  The agreements, representations and obligations of the undersigned parties under this Agreement are, in all respects, several and not joint.

20. Additional Notes.  If, after the date hereof and prior to expiration of the Consent Solicitation, a Noteholder acquires (including in a transaction with another Noteholder permitted by Section 3(b) hereof) beneficial or record ownership of any additional Notes for itself or any account or fund managed by such Noteholder which is not restricted in its ability to consent in respect of any such additional Notes in accordance with the terms of this Agreement and the Consent Solicitation (any such Notes, “Additional Notes”), such Noteholder shall promptly notify the Company of such acquisition and the provisions of this Agreement shall be applicable to such Additional Notes as if such Additional Notes had been Consenting Notes owned by such Noteholder as of the date hereof.  The provisions of the immediately preceding sentence shall be effective with respect to Additional Notes without action by any person or entity immediately upon the acquisition by such Noteholder of beneficial or record ownership of such Additional Notes.

21. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile shall be as effective as delivery of a manually executed counterpart.

22. No Third-Party Beneficiaries.  This Agreement shall be solely for the benefit of the signatories to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives, and no other Person or entity shall be a third-party beneficiary hereof.

23. Severability.  If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the fullest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

24. Consideration.  It is hereby acknowledged by each of the signatories to this Agreement that no consideration (other than the obligations of the other parties under this Agreement and the other Consent Documents) has been paid or shall be due or paid to the parties for their agreement to support the Consent Solicitation in accordance with the terms and conditions of this Agreement.

25. Disclosure of Individual Holdings.  Unless required by applicable law, the Company shall not disclose the principal amount of Consenting Notes held by a Noteholder without the prior written consent of such Noteholder.  The foregoing shall not prohibit the Company from disclosing the aggregate principal amount of the Consenting Notes held by the Noteholders as a group.

26. Independent Nature of Each Noteholder’s Obligations and Rights.  The obligations of each Noteholder hereunder are several and not joint with the obligations of any other Noteholder hereunder, and no Noteholder shall be responsible in any way for the performance of the obligations of any other Noteholder hereunder.  Nothing contained herein or in any other agreement or document, and no action taken by any Noteholder pursuant hereto or thereto, shall be deemed to constitute the Noteholders as a group, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Noteholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Noteholder shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Noteholder to be joined as an additional party in any proceeding for such purpose.

27. Fees and Expenses.  The Company shall pay all of its expenses incurred in connection with the preparation, execution and delivery of the Transaction Documents and related documents and the consummation of the transactions contemplated thereby.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Consent Solicitation Support Agreement to be duly executed as of the date first set forth above.

THE COMPANY:

PERNIX THERAPEUTICS HOLDINGS, INC.

By:  /s/ Sanjay Patel
Name: Sanjay Patel
Title: Chief Financial Officer

NOTEHOLDERS:

Athyrium Opportunities Fund (A) LP

By: Athyrium Opportunities Associates LP, its general partner

By: Athyrium Opportunities Associates GP LLC, its general partner

By: /s/ Andrew C. Hyman
Authorized Signatory

Athyrium Opportunities Fund (B) LP

By: Athyrium Opportunities Associates LP, its general partner

By: Athyrium Opportunities Associates GP LLC, its general partner

By: /s/ Andrew C. Hyman
Authorized Signatory

Address for Notice:

c/o Athyrium Capital Management, LP
530 Fifth Avenue, 25th Floor
New York, NY 10036
Attention: Laurent Hermouet
Email: lhermouet@athyrium.com

With a copy to:

c/o Athyrium Capital Management, LP
530 Fifth Avenue, 25th Floor
New York, NY 10036
Attention: Andrew C. Hyman
Email: ahyman@athyrium.com

NOTEHOLDERS (CONTINUED):

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By: /s/ David J. Clark
      David J. Clark
      Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By: /s/ David J. Clark
      David J. Clark
      Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By: /s/ David J. Clark
      David J. Clark
      Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By: /s/ David J. Clark
      David J. Clark
      Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By: /s/ David J. Clark
      David J. Clark
      Authorized Signatory

Address for Notice:
c/o Deerfield Management Company, L.P.
780 Third Avenue
New York, NY 10017

EXHIBITS

TO THE CONSENT SOLICITATION SUPPORT AGREEMENT

Exhibit A:  Proposed Amendments

Exhibit B:  Form of Acknowledgement of Transfer

EXHIBIT A

PROPOSED AMENDMENTS

Below are certain excerpts of relevant provisions from the Indenture, substantially as such excerpts currently exist, along with the form of the Proposed Amendments to the provisions marked to show changes from the current provisions of the Indenture.  Text that is proposed to be added to the Indenture by the form of the Proposed Amendments is underlined, whereas deleted text is indicated by a strikethrough (new text / ~~deletion~~).  The Company reserves the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Exhibit.

A.           Definition of Permitted Debt:

“Permitted Debt” means:  (a) the Credit Parties’ Debt to each Holder under this Indenture; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not constituting Debt incurred in connection with a Permitted Acquisition, mortgage financings and capital leases not to exceed $5,000,000 outstanding at any time (whether in the form of a loan or a lease) used solely to acquire equipment or other assets used in the Ordinary Course of Business and secured only by such equipment or other assets; (d) Debt set forth on Schedule C (including any refinancings, extensions, or amendments to such Debt except to the extent any such refinancing, extension or amendment increases the principal amount thereof or changes the priority of payment of such indebtedness vis-a-vis other indebtedness); (e) Debt under any ABL Facility; (f) the Convertible Notes; (g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business; (h) Debt, if any, arising under Swap Contracts; (i) intercompany Debt arising from loans made by (1) any Credit Party or any Subsidiary of any Credit Party to any Subsidiary of any Credit Party to fund working capital requirements of such Subsidiary in the Ordinary Course of Business, provided that the Debt owing by any Subsidiary that is not a Credit Party shall not exceed $1,000,000 in the aggregate at any time outstanding, (2) any Subsidiary to another Credit Party and (3) the Issuer to Ireland Newco pursuant to the Intercompany Note; (j) Debt in respect of bid, performance and surety bonds, including guarantees or obligations of the Credit Parties with respect to letters of credit supporting such bid, performance and surety bonds or other forms of credit enhancement supporting performance obligations under services contracts, workers’ compensation claims, self-insurance obligations, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, in each case incurred in the Ordinary Course of Business; (k) unsecured Debt arising from agreements to provide for indemnification, adjustment of purchase price, or other similar obligations, in each case, incurred in connection with a Permitted Asset Disposition subject to the limits set forth in the definition thereof; (l) Debt of a Person that becomes a Subsidiary or Debt attaching to assets that are acquired by an Acquisition Subsidiary, in each case after the Issue Date and as the result of a Permitted Acquisition, provided, that (1) such Debt existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (2) such Debt is not guaranteed in any respect by any Credit Party (other than the Acquisition Subsidiary and the Target and any of its Subsidiaries) and (3) such acquisition was permitted by the terms of this Indenture and any refinancings, extensions, or amendments to such Debt except to the extent any such refinancings, extensions or amendments increases the principal amount thereof (other than to the extent net proceeds from any such increase is used to pay premiums, fees and expenses in connection therewith); (m) unsecured Debt arising from agreements to provide for indemnification, adjustment of purchase price, earn-outs or other similar obligations, in each case, incurred in connection with a Permitted Acquisition permitted under this Indenture and subject to the limits set forth in the definition of “Permitted Acquisition”; (n) unsecured Debt arising from agreements to provide for milestone or royalty payments, to the extent such obligations are considered Debt under GAAP, incurred in connection with a Permitted Acquisition and subject to the limits set forth in the definition of “Permitted Acquisition”; (o) Debt incurred in connection with a Permitted Acquisition (including any additional Debt incurred to pay fees and expenses in connection therewith) (“Permitted Acquisition Debt”) and Debt (including any guarantees by any Subsidiary of the Issuer), the proceeds of which (whether in cash or such Debt) are used to refinance or retire all or part of Permitted Acquisition Debt (and to pay premiums, fees and expenses in connection therewith); provided that, (1) the aggregate principal amount of such Debt shall not exceed the aggregate principal amount of the Permitted Acquisition Debt refinanced (and such premiums, fees and expenses) plus a negotiated amount between the Issuer and the holders of the Permitted Acquisition Debt to effectively reflect the current value of the Permitted Acquisition Debt, (2) such Debt (including any such guarantee) is not secured by a Lien unless such Lien (plus improvements on such property) shall be limited to all or part of the same property that secured the original Lien, if any, plus improvements on such property and (3) such Debt has a stated maturity that is not earlier than the stated maturity of the Permitted Acquisition Debt refinanced; (p) Debt, the proceeds of which are used to refinance all or part of the Securities (and to pay premiums, fees and expenses in connection therewith), provided that, if all of the Securities are not refinanced, (1) the aggregate principal amount of such Debt shall not exceed the aggregate principal amount of the Securities refinanced (and such premiums, fees and expenses), (2) such Debt is not guaranteed by any Subsidiary or other Affiliate of the Issuer that is not a Credit Party, (3) such Debt is not secured by a Lien unless such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) in respect of the Securities and the Collateral Agent enters into an intercreditor arrangement with the holders of such Debt (or their agent) based on the direction of the Required Holders and (4) such Debt has a maturity date at least 90 days later than the Maturity Date, and a weighted average life to maturity equal to or greater than that of the Securities; (q) Permitted Investments that constitute Debt; (r) Bank Product Obligations incurred in the Ordinary Course of Business; (s) Debt incurred by any non-Credit Party to fund the working capital needs and general corporate purposes of such non-Credit Party so long as such Debt is not guaranteed in any respect by a Credit Party; provided that such Debt shall not be provided by any Credit Party or any of the Subsidiaries of any Credit Party; (t) Debt (including any guarantees by any Subsidiary of the Issuer), the proceeds of which (whether in cash or such debt) are used to refinance and retire all or part of the Convertible Notes (and to pay premiums, fees and expenses in connection therewith); provided that, (1) the aggregate principal amount of such Debt shall not exceed the aggregate principal amount of the Convertible Notes refinanced (and such premiums, fees and expenses) plus a negotiated amount between the Issuer and the holders of the Convertible Notes to effectively reflect the current value of the Convertible Notes, (2) such Debt (including any such guarantee) is not secured by a Lien and (3) such Debt has a stated maturity that is not earlier than the stated maturity of the Convertible Notes refinanced; (u) Debt incurred if at the time of incurrence of such Debt, on a Pro Forma Basis, the Total Leverage Ratio does not exceed 4.50:1.00, (v) additional Debt (and any guarantees thereof by any Subsidiary of the Issuer) not to exceed at any one time outstanding the lesser of (1) $42,200,000 and (2)(A) $67,200,000 minus (B) the aggregate principal amount of Convertible Notes outstanding (“Additional Debt”); provided that for purposes of clause (v)(2)(B), any Convertible Notes that are required by the terms of an executed agreement with a holder of Convertible Notes to be surrendered for conversion or otherwise cancelled under the indenture governing the Convertible Notes will deemed not to be outstanding; provided further that none of the proceeds from the issuance of Additional Debt may be used to finance the entry into a Call Spread Transaction in respect of Additional Debt; and (w) Debt (including any guarantees by any Subsidiary of the Issuer), the proceeds of which (whether in cash or such Debt) are used to refinance and retire all or part of the Additional Debt (and to pay premiums, fees and expenses in connection therewith); provided that, (1) the aggregate principal amount of such Debt shall not exceed the aggregate principal amount of the Additional Debt refinanced (and such premiums, fees and expenses) plus a negotiated amount between the Issuer and the holders of the Additional Debt to effectively reflect the current value of the Additional Debt, (2) such Debt (including any such guarantee) is not secured by a Lien and (3) such Debt has a stated maturity that is not earlier than the stated maturity of the Additional Debt refinanced.  In the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (w) of this definition of Permitted Debt, the Issuer, in its sole discretion, on the date of its incurrence, shall be permitted to divide and classify such item of Debt in more than one of the types of Permitted Debt and only be required to include the amount and type of such Debt in one of such types and from time to time to reclassify all or a portion of such item of Debt into one or more of the types of Permitted Debt.

B.           Definition of Permitted Distribution

“Permitted Distributions” means the following Restricted Distributions:  (a) dividends or distributions by any non-Credit Party Subsidiary to another non-Credit Party Subsidiary or a Credit Party; (b) dividends or distributions by any Subsidiary of a Credit Party to a Credit Party; (c) dividends or distributions by any Credit Party to another Credit Party; (d) Permitted Asset Dispositions; (e) dividends payable solely in common stock; (f) repurchases of stock of former employees, directors or consultants pursuant to stock purchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchase does not exceed $1,000,000 in the aggregate per fiscal year of the Issuer, and provided further that the Issuer may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $1,000,000 of unutilized capacity under this clause (f) from any prior fiscal year; (g) payments (whether in cash, ~~or~~ shares of Capital Stock or a combination thereof) on or in respect of the Convertible Notes or any other Debt of the Issuer convertible into cash, Common Stock or a combination thereof ~~(or cash in lieu thereof)~~; (h) payments, in the form of Common Stock, to any holder of Convertible Notes to induce a conversion of Convertible Notes; and ~~(h)~~(i) a net cash payment not to exceed $15,000,000 in connection with the entry into one or more Call Spread Transactions (calculated, for the avoidance of doubt, after giving effect to any proceeds of warrants to be issued as a component of such Call Spread Transactions).

C.           Amendment to Section 4.03 of the Indenture:

SECTION 4.03.                                Limitation on Incurrence of Debt and Contingent Obligations.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create, incur, assume, guarantee or otherwise become or remain liable with respect to, any Debt, except for Permitted Debt.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the reclassification of preferred stock as Debt due to a change in accounting principles will not be deemed to be an incurrence of Debt for purposes of this Section 4.03.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred (or, in the case of revolving Debt, on the date such Debt was first committed); provided, that if any such Debt is incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced (plus any amount incurred to pay premiums, fees and expenses in connection therewith).  Notwithstanding any other provision of this Section 4.03, the maximum amount of Debt that the Credit Parties may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

D.           Amendment to Section 4.05 of the Indenture:

SECTION 4.05.                                Restrictive Agreements.  Except as provided in the following sentence, each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind in any case on the ability of any Subsidiary of any Credit Party to:  (A) pay or make Restricted Distributions to any Credit Party; (B) pay any Debt owed to any Credit Party; (C) make loans or advances to any Credit Party; or (D) transfer any of its property or assets to any Credit Party.  Notwithstanding the immediately prior sentence, each Credit Party and each of the Credit Parties’ Subsidiaries may create, cause or suffer to exist or become effective any such consensual encumbrance or restriction provided by (a) this Indenture and the indenture governing the Convertible Notes, (b) any agreement entered into to refinance all or any part of the Securities (but only to the extent the consensual encumbrances or restrictions contained therein that limit the actions described in (A) – (D) above are no more restrictive with respect to such actions than this Indenture if less than all of the Securities will be refinanced), (c) any agreement entered into in connection with an ABL Facility (but only to the extent the consensual encumbrances or restrictions contained therein that limit the actions described in (A) – (D) above are no more restrictive with respect to such actions than the Midcap Facility), (d) any instrument governing Debt or Capital Stock of a Person acquired by any Credit Party or any of the Credit Parties’ Subsidiaries as in effect at the time of (and not in anticipation of) such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and/or any of its Subsidiaries, or the property or assets of the Person and/or any of its Subsidiaries, so acquired, (e) any instrument governing Debt incurred in connection with a Permitted Acquisition and/or governing Additional Debt, (f)(i) customary non-assignment and similar provisions in contracts, leases and licenses entered into in the Ordinary Course of Business, (ii) net worth provisions in leases and other agreements and (iii) provisions restricting cash or other deposits in agreements entered into by each Credit Party or any Subsidiary of such Credit Party in the Ordinary Course of Business, (g) mortgage financings, purchase money obligations and Capital Lease Obligations that impose restrictions on the property owned or leased, (h) any agreement for the sale or other disposition permitted by this Indenture of the Capital Stock or all or substantially all of the property and assets of a Subsidiary of any Credit Party that restricts distributions by that Subsidiary pending its sale or other disposition, (i) Permitted Liens, (j) restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the Ordinary Course of Business, (k) customary encumbrances or restrictions contained in agreements in connection with Swap Contracts or Bank Product Obligations permitted under this Indenture, (l) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the Ordinary Course of Business, or (m) any consensual encumbrance or restriction of any kind existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (l), or in this clause (m) (provided that the terms and conditions of any such consensual encumbrance or restriction of any kind that limit the actions described in (A) – (D) above are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented).

EXHIBIT B

TO THE CONSENT SOLICITATION SUPPORT AGREEMENT

Form of Acknowledgement of Transfer

Pernix Therapeutics Holdings, Inc.
10 North Park Place, Suite 201
Morristown, New Jersey 07960
Attn:  General Counsel

Ladies and Gentlemen:

Reference is made to that certain Consent Solicitation Support Agreement, dated as of April 13, 2015 (the “Agreement”), by and among Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”), and certain beneficial owners of (or investment managers or advisors for accounts that beneficially own) the 12.00% Senior Secured Notes due August 1, 2020 (the “Notes”) of the Company.

[Name of the transferor] intends to transfer [insert amount] in aggregate principal amount of Notes to the undersigned.

The undersigned acknowledges and agrees that the foregoing [Notes] will be transferred to the undersigned subject to the terms and conditions of the Agreement and that the undersigned shall be bound by the terms and conditions of the Agreement as to the foregoing Notes as a Noteholder thereunder.  In furtherance of the foregoing, as a condition to such transfer, by signing below the undersigned hereby affirms each of the representations, warranties, covenants and agreements of the Noteholders contained in the Agreement.

Very truly yours,

[Transferee]

By:

Name:

Title:

B-1